UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
_________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 2, 2022
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Strategic Realty Trust, Inc.
(Exact name of Registrant specified in its Charter)
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Maryland	000-54376	90-0413866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
550 W Adams St, Suite 200
Chicago, Illinois, 60661
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (312) 878-4860

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement
On February 2, 2022, Glenborough, LLC (“Glenborough”) entered into an Assignment and Assumption Agreement to assign its interest in various Property and Asset Management Agreements (the “Management Agreements”) to PUR SRT Advisors, LLC (“PUR”). Subsidiaries of Strategic Realty Trust, Inc. (the “Company”) are parties to the Management Agreements and consented to the assignment. Since April 1, 2021, PUR has controlled SRT Advisor, LLC, the Company’s external advisor, and is an affiliate of PUR Management LLC, which is an affiliate of L3 Capital, LLC (“L3 Capital”). Previously, the Company’s advisor was an affiliate of Glenborough.
In all other material respects, the terms of the Management Agreements remain unchanged.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 2, 2022, Andrew Batinovich notified the Company of his resignation as Chief Executive Officer, Corporate Secretary, and a director of the Company, effective immediately. Mr. Batinovich’s decision was based upon personal considerations and is unrelated in any manner to any disagreement over the Company’s operations, policies, or practices.
Effective February 2, 2022, the Board of Directors appointed Matthew Schreiber, 41, to serve as Chief Executive Officer of the Company. Mr. Schreiber was also elected to serve as a director of the Company to fill the vacancy created by Mr. Batinovich’s resignation. He continues to serve as Assistant Secretary of the Company, a role he has held since May 2021. As Chief Executive Officer, Mr. Schreiber will be the Company’s principal executive officer and will assume the responsibilities that were previously performed by Mr. Batinovich, who acted as principal executive officer of the Company since August 2013.
Prior to his appointment as Chief Executive Officer, Mr. Schreiber served as Chief Operating Officer and Senior Vice President of the Company, positions he had held since May 2021. Mr. Schreiber serves as Principal of L3 Capital, a position he has held since July 2018. Since joining L3 Capital in September 2014, Mr. Schreiber has been responsible for sourcing new investment opportunities for the firm and originating equity capital for the firm’s investment activities. From August 2010 to August 2014, Mr. Schreiber was a Director of Acquisitions & Dispositions at Host Hotels & Resorts, Inc. (NYSE: HST) (“Host”). At Host, Mr. Schreiber identified potential acquisitions in major markets along the east and west coasts as well as Chicago. From February 2005 to August 2010, Mr. Schreiber was an Associate Director at CB Richard Ellis (NYSE: CBG), where he participated in the disposition of over $500 million of assets across the United States and Europe. From January 2004 to January 2005, Mr. Schreiber served as an Investment Analyst at Mid-America Real Estate Group, where he was responsible for underwriting, market research, and the management of the due diligence process on behalf of clients. Mr. Schreiber earned a BA degree in Communication from Denison University. Mr. Schreiber is a member of both the International Council of Shopping Centers and the Urban Land Institute.
Except through his officer position with L3 Capital, Mr. Schreiber has no direct or indirect material interest in any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, nor is he a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000. Mr. Schreiber does not receive any compensation directly from the Company for his services as Chief Executive Officer, Assistant Secretary, and director of the Company.
Effective February 2, 2022, the Board of Directors appointed Domenic Lanni, 51, to serve as Chief Operating Officer. As Chief Operating Officer, Mr. Lanni will be the Company’s principal operating officer and will assume the responsibilities that were previously performed by Mr. Schreiber, who acted as the principal operating officer of the Company since May 2021.
Mr. Lanni serves as Co-Founder and Managing Principal at L3 Capital. Mr. Lanni is responsible for overall strategic direction, sourcing investment opportunities, and originating capital for the firm’s principal investment activities. Prior to co-founding L3 Capital in 2009, Mr. Lanni was a Vice President in the Acquisitions group at

RREEF, a member of the Deutsche Bank Group, which he joined in 2007. At RREEF he worked as an officer in the Value Add group and oversaw $1.2 billion of development projects in Illinois, New York and Texas. Mr. Lanni’s responsibilities included the sourcing and execution of value-add projects throughout the United States on behalf of institutional clients. Prior to joining RREEF in 2007, Mr. Lanni was a Vice President of Development for JFA where he was responsible for sourcing and executing mixed-use development projects throughout the Midwest. During his tenure at JFA, he managed development projects consisting of residential, retail and hotel components. Previously, he worked in Jones Lang LaSalle’s development group on consulting and transactional work. Mr. Lanni received his MBA from Kellogg School of Management at Northwestern University and MS and BS degrees in Civil Engineering from the University of Massachusetts. He is a licensed real estate broker in Illinois. He is also an active member of the International Council of Shopping Centers.
Except through his officer position with L3 Capital, Mr. Lanni has no direct or indirect material interest in any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, nor is he a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000. Mr. Lanni does not receive any compensation directly from the Company for his services as Chief Operating Officer of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC REALTY TRUST, INC.

Dated: February 7, 2022	By:	/s/ Matthew Schreiber
Matthew Schreiber
Chief Executive Officer